CERTIFICATE OF MERGER
                              MERGING
                         THE BEARD COMPANY
                               INTO
                       THE NEW BEARD COMPANY


          The  New  Beard  Company,  an Oklahoma corporation,  pursuant  to
Section 1081 of the Oklahoma General Corporation Act,

DOES HEREBY CERTIFY:

          FIRST. That the name and state of incorporation of each of the constituent corporations is The Beard Company, an Oklahoma corporation, and The New Beard Company, an Oklahoma corporation;

          SECOND. That an Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Section 1081(C) of the Oklahoma General Corporation Act;

          THIRD. That the name of the surviving corporation is The Beard Company, formerly The New Beard Company;

          FOURTH. That the certificate of incorporation of The New Beard Company shall be the certificate of incorporation of the surviving corporation, except that the name of the surviving corporation shall be changed to The Beard Company;

          FIFTH. That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, which is located at Enterprise Plaza, Suite 320, 5600 N. May Avenue, Oklahoma City, Oklahoma 73112;

          SIXTH.   That a copy of the Agreement and Plan of Merger will  be
furnished by the surviving corporation, on request and without cost, to any shareholder of any constituent corporation; and

          SEVENTH.   This  merger  shall  be effective at 5:00 p.m. Central
Daylight Savings Time on the date this certificate is filed with the Oklahoma Secretary of State.

          IN WITNESS WHEREOF, The New Beard Company has caused this certificate to be signed by its President and attested by its Secretary this 26th day of November 1997.

ATTEST:                                THE NEW BEARD COMPANY


ELAINE RYCROFT                         HERB MEE, JR.
Elaine Rycroft, Assistant              Herb Mee, Jr., President
Secretary